Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 2, 2011, Cynosure, Inc. (the “Company”) completed its acquisition of substantially all of the assets of Elemé Medical Inc. (“Elemé Medical”) pursuant to an Asset Purchase Agreement (the “Agreement”), dated as of February 2, 2011, by and between Elemé Medical, LLC, a California limited liability company, in its sole and limited capacity as Assignee for the Benefit of Creditors of Elemé Medical, and the Company. Under the terms of the Agreement, the Company acquired substantially all of the assets of Elemé Medical, including licensing rights to intellectual property related to Elemé Medical’s SmoothShapes XV system, in a cash transaction for $2,470,000.

The unaudited pro forma condensed combined financial statements give effect to the acquisition of Elemé Medical by the Company as if the acquisition had occurred on January 1, 2009 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010. The unaudited pro forma condensed combined financial statements give effect to the acquisition of Elemé Medical by the Company as if the acquisition had occurred on September 30, 2010 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2010.

The Company will account for the acquisition of Elemé Medical as a business combination. As such, the Company will record the assets (including identifiable intangible assets) and liabilities of Elemé Medical at their estimated fair value as of the date of the acquisition.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of the assets and liabilities of Elemé Medical as of the closing of the acquisition, the actual amounts recorded as of the completion of the Company’s fair value assessment may differ materially from the information presented in this unaudited pro forma condensed combined financial information. The impact of any integration activities undertaken by the Company in post-acquisition periods could also cause material differences from the information presented below.

The unaudited pro forma information should be read in conjunction with the historical consolidated financial statements of the Company, which have been previously filed with the Securities and Exchange Commission, and the historical financial statements of Elemé Medical included in this Current Report on Form 8-K/A, of which the statements are a part.

The Company and Elemé Medical would likely have performed differently had they actually been combined as of the dates presented. You should not rely on this information as being indicative of future consolidated results after the acquisition. The determination of the final allocation of the purchase price has not been completed as the Company has retained an independent valuation firm to assess the fair value of the identifiable intangible assets. Accordingly, the purchase accounting adjustments made in the preparation of the unaudited pro forma consolidated financial statements are preliminary and subject to adjustment.

CYNOSURE, INC.

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of September 30, 2010

(In thousands, except per share data)

	Cynosure Historical	Elemé Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$31,883	$2,231	$(2,470	)(1)
			(2,231	)(2)	$29,413
Short-term marketable securities	58,650	—	—		58,650
Accounts receivable, net	10,899	1,105	(119	)(1)	11,885
Inventories	20,294	838	216	(1)	21,348
Prepaid expenses and other current assets	3,867	234	(234	)(3)	3,867

Deferred income taxes	356	—	—		356

Total current assets	125,949	4,408	(4,838)		125,519
Property and equipment, net	8,903	251	(161	)(1)	8,993
Long-term marketable securities	4,839	—	—		4,839
Other assets	2,205	161	417	(4)	2,783

Total assets	$141,896	$4,820	($4,582)		$142,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,860	$458	(458	)(5)	$4,860
Amounts due to related party	2,106	—	—		2,106
Accrued expenses	10,049	1,503	(1,503	)(5)
			238	(1)	10,287
Deferred revenue	2,900	42	(42	)(5)	2,900
Capital lease obligations	164	3	(3	)(5)	164
Current portion of notes payable, net of discount	—	2,514	(2,514	)(6)	—
Convertible notes payable	—	6,548	(6,548	)(6)	—
Other current liabilities	—	69	(69	)(5)	—

Total current liabilities	20,079	11,137	(10,899)		20,317
Capital lease obligations, net of current portion	64	5	(5	)(5)	64
Deferred revenue, net of current portion	386	59	(59	)(5)	386
Other noncurrent liability	302	154	(154	)(5)	302
Commitments and Contingencies
Stockholders’ equity:
Preferred stock	—	36,769	36,769	(7)	—
Common stock	13	50	(50	)(8)	13
Additional paid-in capital	121,165	4,895	(4,895	)(8)	121,165
Retained earnings	3,024	(48,249)	48,249	(8)	3,024
Accumulated other comprehensive loss	(1,672)	—	—		(1,672)
Treasury stock	(1,465)	—	—		(1,465)

Total stockholders’ equity	121,065	(6,535)	6,535		121,065

Total liabilities and stockholders’ equity	$141,896	$4,820	($4,582)		$142,134

Cynosure, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Nine Months Ended September 30, 2010
	Cynosure Historical	Elemé Historical	Pro Forma Adjustments		Pro Forma
Product revenues	$44,963	$5,096	—		$50,059
Parts, accessories and service revenues	14,470	—	—		14,470

Total revenues	59,433	5,096	—		64,529
Cost of revenues	25,529	2,590	—		28,119

Gross profit	33,904	2,506	—		36,410

Operating expenses:
Sales and marketing	24,116	2,894	—		27,010
Research and development	5,454	1,302	—		6,756
Regulatory and clinical affairs	—	183	—		183
General and administrative	8,751	2,751	46	(9)	11,548

Total operating expenses	38,321	7,130	46		45,497

Loss from operations	(4,417)	(4,624)	(46)		(9,087)

Interest income (expense), net	139	(536)	—		(397)
Other expense, net	(197)	—	—		(197)

Loss before provision for income taxes	(4,475)	(5,160)	(46)		(9,681)

Provision for income taxes	274	—	—	(10)	274

Net loss	$(4,749)	$(5,160)	(46)		$(9,955)

Basic net loss per share	$(0.37)				$(0.78)

Diluted net loss per share	$(0.37)				$(0.78)

Basic weighted-average common shares outstanding	12,691				12,691

Diluted weighted-average common shares outstanding	12,691				12,691

CYNOSURE, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	December 31, 2009
	Cynosure Historical	Elemé Historical	Pro Forma Adjustments		Pro Forma
Product revenues	$55,869	$4,559	—		$60,428
Parts, accessories and service revenues	16,956	—	—		16,956

Total revenues	72,825	4,559	—		77,384
Cost of revenues	32,808	3,056	242	(11)	36,106

Gross profit	40,017	1,503	(242)		41,278

Operating expenses:
Sales and marketing	39,098	3,954	—		43,052
Research and development	6,679	1,254	—		7,933
Regulatory and clinical affairs	—	825	—		825
General and administrative	14,556	4,666	61	(9)	19,283
Restructuring charges	—	31	—		31

Total operating expenses	60,333	10,730	61		71,124

Loss from operations	(20,316)	(9,227)	(303)		(29,846)

Interest income (expense), net	523	(653)	—		(130)
Gain on investments	22	—	—		22
Other income, net	672	—	—		672

Loss before provision for income taxes	(19,099)	(9,880)	(303)		(29,282)

Provision for income taxes	3,659	—	—	(10)	3,659

Net loss	$(22,758)	$(9,880)	(303)		$(32,941)

Basic net loss per share	$(1.79)				$(2.59)

Diluted net loss per share	$(1.79)				$(2.59)

Basic weighted-average common shares outstanding	12,709				12,709

Diluted weighted-average common shares outstanding	12,709				12,709

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Pursuant to the Agreement, Cynosure paid $2,470,000 to purchase certain assets and liabilities of Elemé Medical. Acquisition costs were immaterial. The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed as if the acquisition had occurred on September 30, 2010 (in thousands):

Purchase price:
Cash paid per Agreement	$2,470

Total	$2,470

Assets (liabilities) acquired:
Accounts receivable	$986
Property and equipment	90
Inventory	1,054
Intangible assets	578
Warranty and royalties	(238)

Total	$2,470

As noted above, these values were calculated as if the acquisition took place as of September 30, 2010. Because the carrying value of assets acquired as of the February 2, 2011 transaction date was lower than the September 30, 2010 balances, primarily due to accounts receivable collected subsequent to September 30, 2010, the Company expects that a larger amount of intangible assets will be recognized which will result in a larger amount of amortization expense.

(2)	Elimination of cash not acquired in the acquisition.

(3)	Elimination of prepaid expenses not acquired in the acquisition.

(4)	To adjust the historical cost of intangible assets ($149,000- primarily license fees associated with certain patent rights) held by Elemé Medical to their fair value ($578,000) as of the acquisition date and to eliminate the remaining other assets of $12,000 not acquired.

(5)	Elimination of accounts payable, accrued expenses and other liabilities not acquired in the acquisition.

(6)	Elimination of debt not acquired in the acquisition.

(7)	Elimination of preferred stock.

(8)	Elimination of equity accounts.

(9)	Reflects the elimination of amortization expense on Elemé Medical’s intangible assets of $55,000 for the twelve months ended December 31, 2009 and $41,000 for the nine-months ended September 30, 2010; and the addition of amortization expense (based upon a five year estimated useful life) on similar identifiable intangible assets recorded in the acquisition of $116,000 for the twelve months ended December 31, 2009 and $86,000 for the nine-months ended September 30, 2010.

(10)	Cynosure has carried back its US tax losses to prior years and has no additional carryback availability. Therefore, these pro forma adjustments would not result in additional tax benefits in the US. The current tax provision recorded by Cynosure relates to taxes due in foreign jurisdictions.

(11)	Reflects increase to cost of goods sold associated with fair value adjustment to finished goods inventory acquired.